                                                                      EXHIBIT 13


Total Return (TR) Calculation for the period 12/31/93 to 12/31/98

Market Street Growth
Without Surrender Charges

TR = ((ERV/P)1/N)-1;      the average annual total return net of Subaccount recurring charges.

                          given:

P = $1,000;               a hypothetical initial payment of $1,000.

ERV = $2,089.50;          the ending redeemable value of the hypothetical account at the end of the period.

N = 5;                    the number of years in the period.

                          calculate:

                          ERV/P = $2,089.50 / $1,000.00 = 2.0895

                          (ERV / P)1/N = (2.0895)1/5 = 1.1588

                          (ERV / P)1/N - 1 = 1.1588 - 1 = .1588

                          convert to percentage

TR = 15.88%


Total Return (TR) Calculation for the period 12/31/93 to 12/31/98


Market Street Growth
With Surrender Charges


TR = ((ERV/P)1/N)-1;     the average annual total return net of Subaccount recurring charges.

                         given:

P = $1,000;              a hypothetical initial payment of $1,000.
ERV = $2,070.64;         the ending redeemable value (net of any applicable surrender charge)
                         of the hypothetical account at the end of the period.
N = 5;                   the number of years in the period.

                         calculate:

                         ERV/P = $2,070.64 / $1,000.00 = 2.07064

                         (ERV / P)1/N = (2.07064)1/5 = 1.1567

                         (ERV / P)1/N - 1 = 1.1567 - 1 = .1567

                         convert to percentage

TR = 15.67%